Exhibit (2)(e)

APPENDIX B

EATON VANCE MUNICIPAL INCOME TRUST
EATON VANCE INSURED MUNICIPAL BOND FUND
EATON VANCE INSURED MUNICIPAL BOND FUND II
EATON VANCE CALIFORNIA MUNICIPAL INCOME TRUST
EATON VANCE INSURED CALIFORNIA MUNICIPAL BOND FUND
EATON VANCE INSURED CALIFORNIA MUNICIPAL BOND FUND II
EATON VANCE FLORIDA MUNICIPAL INCOME TRUST
EATON VANCE INSURED FLORIDA MUNICIPAL BOND FUND
EATON VANCE MASSACHUSETTS MUNICIPAL INCOME TRUST
EATON VANCE INSURED MASSACHUSETTS MUNICIPAL INCOME TRUST
EATON VANCE MICHIGAN MUNICIPAL INCOME TRUST
EATON VANCE INSURED MICHIGAN MUNICIPAL BOND FUND
EATON VANCE NEW JERSEY MUNICIPAL INCOME TRUST
EATON VANCE INSURED NEW JERSEY MUNICIPAL BOND FUND
EATON VANCE NEW YORK MUNICIPAL INCOME TRUST
EATON VANCE INSURED NEW YORK MUNICIPAL BOND FUND
EATON VANCE INSURED NEW YORK MUNICIPAL BOND FUND II
EATON VANCE OHIO MUNICIPAL INCOME TRUST
EATON VANCE INSURED OHIO MUNICIPAL BOND FUND
EATON VANCE PENNSYLVANIA MUNICIPAL INCOME TRUST
EATON VANCE INSURED PENNSYLVANIA MUNICIPAL BOND FUND

Amendments to Article VII of By-Laws

     Article VII of the By-laws of each Trust listed above, as amended from time to time, is hereby revised effective December 20, 2004 under the authority reserved in Paragraph 1(b) as follows:

1.           The following shall replace Paragraph 8(a)(ii) in its entirety:

            (ii)           the Trust will not engage in any S&P Hedging Transaction based on Treasury Bonds (other than Closing Transactions) which would cause the Trust at the time of such transaction to own or have sold the lesser of (A) outstanding futures contracts based on Treasury Bonds and on the Municipal Index exceeding in number 50% of the quotient of the Market Value of the Trust's total assets divided by $100,000 ($200,000 in the case of the two-year United States Treasury Note) or (B) outstanding futures contracts based on Treasury Bonds exceeding in number 10% of the average number of daily traded futures contracts based on Treasury Bonds in the 30 days preceding the time of effecting such transaction as reported by The Wall Street Journal;

          2.           For Eaton Vance Insured Municipal Bond Fund, Eaton Vance Insured California Municipal Bond Fund, and Eaton Vance Insured New York Municipal Bond Fund the following shall replace Paragraph 8(b)(ii) in its entirety:

          (ii)           the Trust will not engage in any Moody’s Hedging Transaction based on Treasury Bonds (other than Closing Transactions) which would cause the Trust at the time of such transaction to own or have sold in the aggregate (A) outstanding futures contracts based on Treasury Bonds having a Notional Value exceeding 45% of the aggregate Market Value of all Moody's Eligible Assets owned by the Trust

1

(for purposes of the foregoing clauses (i) and (ii), the Trust shall be deemed to own the number of futures contracts that underlie any outstanding options written by the Trust);

     3.      The following definition of “Interest Rate Swaps” be added to Paragraph 1(a) and included in Paragraph 1(b) as definitions that may be amended by the Trustees without Shareholder vote:

     “Interest Rate Swaps” means the exchange by the Trust with another party of their respective commitments to pay or receive interest, e.g., an exchange of fixed rate payments for floating rate payments.

     4.      For Eaton Vance Insured Municipal Bond Fund, Eaton Vance Insured California Municipal Bond Fund, and Eaton Vance Insured New York Municipal Bond Fund, the following shall replace Paragraph 8(a)(vii) in its entirety and for all other Trusts a new Paragraph 8(a)(vi) shall be added regarding Interest Rate Swaps:

     (vii) the Trust may enter into Interest Rate Swaps; if the Trust has an outstanding gain from a swap transaction on a Valuation Date, the gain will be included as a S&P Eligible Asset subject to the S&P Discount Factor on the counterparty to the swap transaction. If the Trust has an outstanding liability from a swap transaction on a Valuation Date, the Trust will subtract the outstanding liability from the total S&P Eligible Assets in calculating the APS Basic Maintenance Amount.

     In addition, the Market Value of the position (positive or negative) will be included as a S&P Eligible Asset. The aggregate notional value of all swaps will not exceed the Liquidation Preference of the Outstanding APS. At the time a swap is executed, the Trust will only enter into swap transactions where the counterparty has at least a Fitch or S&P rating of A- or Moody's long-term rating of A3.

     5.      For Eaton Vance Insured Municipal Bond Fund, Eaton Vance Insured California Municipal Bond Fund, and Eaton Vance Insured New York Municipal Bond Fund, the following shall replace Paragraph 8(b)(ix) in its entirety regarding Interest Rate Swaps:

     (ix) the Trust may enter into Interest Rate Swaps; if the Trust has an outstanding gain from a swap transaction on a Valuation Date, the gain will be included as a Moody's Eligible Asset subject to the Moody's Discount Factor on the counterparty to the swap transaction. If the Trust has an outstanding liability from a swap transaction on a Valuation Date, the Trust will subtract the outstanding liability from the total Moody's Eligible Assets in calculating the APS Basic Maintenance Amount.

     In addition, the Market Value of the position (positive or negative) will be included as a Moody's Eligible Asset. The aggregate notional value of all swaps will not exceed the Liquidation Preference of the Outstanding APS. At the time a swap is executed, the Trust will only enter into swap transactions where the counterparty has at least a Fitch or S&P rating of A- or Moody's long-term rating of A3.

     6.      For Eaton Vance Insured Municipal Bond Fund, Eaton Vance Insured California Municipal Bond Fund, and Eaton Vance Insured New York Municipal Bond Fund, the following shall replace Paragraph 8(a)(vi) in its entirety for all other Trusts a new Paragraph 8(a)(viii) shall be added and regarding Interest Rate Locks:

     (vi) the Trust will only enter into Interest Rate Locks subject to the following conditions: (A) for counterparties with a S&P short-term rating, the counterparty to the transaction must have either (1) a short-term rating of A-2 or (2) a long-term rating of AA; (B) for counterparties without an S&P short-term rating, the counterparty to the transaction must have a senior unsecured long-term debt rating equal to or higher than the desired rating of the issue; (C) the original aggregate notional amount of the Interest Rate Lock transaction(s) must not be greater than the liquidation preference or the Preferred Shares originally issued; (C) the Interest Rate Lock transaction is marked-to-market on a daily basis by a broker covering the transaction and verified by the Trust’s custodian; (D) the terms of the Interest Rate Lock agreement provides for its immediate termination if the Trust fails to maintain an aggregate discounted value at least equal to the APS Basic Maintenance Amount on 2 consecutive Valuation Dates; (E) the counterparty to the Interest Rate Lock agrees not to cause the Trust to file for Bankruptcy, voluntarily or involuntarily; and (F) for purposes of calculating the APS Basic Maintenance Amount, the Discount Factor for Interest Rate Lock is 95% for any positive mark-to-market valuation of the Trust’s rights under an Interest Rate Lock and 100% for any negative mark-to-market valuation of the Trust’s rights under an Interest Rate Lock.

     7.      For Eaton Vance Insured Municipal Bond Fund, Eaton Vance Insured California Municipal Bond Fund, and Eaton Vance Insured New York Municipal Bond Fund, the following shall replace Paragraph 8(b)(viii) in its entirety regarding Interest Rate Locks:

     (vi) the Trust will only enter into Interest Rate Locks subject to the following conditions: (A) for counterparties with a Moody’s short-term rating, the counterparty to the transaction must have either (1) a short-term rating of Prime-2 or (2) a long-term rating of Aa; (B) for counterparties without a Moody’s short-term rating, the counterparty to the transaction must have a senior unsecured long-term debt rating equal to or higher than the desired rating of the issue; (C) the original aggregate notional amount of the Interest Rate Lock transaction(s) must not be greater than the liquidation preference or the Preferred Shares originally issued; (C) the Interest Rate Lock transaction is marked-to-market on a daily basis by a broker covering the transaction and verified by the Trust’s custodian; (D) the terms of the Interest Rate Lock agreement provides for its immediate termination if the Trust fails to maintain an aggregate discounted value at least equal to the APS Basic Maintenance Amount on 2 consecutive Valuation Dates; (E) the counterparty to the Interest Rate Lock agrees not to cause the Trust to file for Bankruptcy, voluntarily or involuntarily; and (F) for purposes of calculating the APS Basic Maintenance Amount, the Discount Factor for Interest Rate Lock is 95% for any positive mark-to-market valuation of the Trust’s rights under an Interest Rate Lock and 100% for any negative mark-to-market valuation of the Trust’s rights under an Interest Rate Lock.

     8.      The following shall replace Paragraph 8(d) for Eaton Vance Insured Municipal Bond Fund, Eaton Vance Insured California Municipal Bond Fund, and Eaton Vance Insured New York Municipal Bond Fund in their entirety:

     For so long as shares of APS are rated by S&P or Moody’s, the Trust will not, unless it has received written confirmation from S&P or Moody’s, as applicable, that such action would not impair the rating then assigned to shares of APS by S&P or Moody’s, as applicable (i) borrow money except for the purpose of clearing transactions in portfolio securities (which borrowings shall under any circumstances be limited to an amount equal to 5% of the Market Value of the Trust’s assets at the time of such borrowings and which borrowings shall be repaid within 60 days and not be extended or renewed and shall not cause the aggregate Discounted Value of S&P Eligible Assets and Moody’s Eligible Assets to be less than the APS Basic Maintenance Amount), (ii) engage in short sales of securities, (iii) lend any securities, (iv) issue any class or series of stock ranking prior to or on a parity with the APS with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the Trust, (v) reissue any APS previously purchased or redeemed by the Trust, (vi) merge or consolidate into or with any other Trust or entity, (vii) change the Pricing Service or (viii) engage in reverse repurchase agreements.

     9.      The following shall replace Paragraph 8(b) for all other Trusts listed above except for Eaton Vance Insured Municipal Bond Fund, Eaton Vance Insured California Municipal Bond Fund, and Eaton Vance Insured New York Municipal Bond Fund in their entirety:

     For so long as shares of APS are rated by S&P, the Trust will not, unless it has received written confirmation from S&P, that such action would not impair the rating then assigned to shares of APS by S&P, as applicable (i) borrow money except for the purpose of clearing transactions in portfolio securities (which borrowings shall under any circumstances be limited to an amount equal to 5% of the Market Value of the Trust’s assets at the time of such borrowings and which borrowings shall be repaid within 60 days and not be extended or renewed and shall not cause the aggregate Discounted Value of S&P Eligible Assets and Moody’s Eligible Assets to be less than the APS Basic Maintenance Amount), (ii) engage in short sales of securities, (iii) lend any securities, (iv) issue any class or series of stock ranking prior to or on a parity with the APS with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the Trust, (v) reissue any APS previously purchased or redeemed by the Trust, (vi) merge or consolidate into or with any other Trust or entity, (vii) change the Pricing Service or (viii) engage in reverse repurchase agreements.

     10.      For Eaton Vance Insured Municipal Bond Fund, Eaton Vance Insured California Municipal Bond Fund, and Eaton Vance Insured New York Municipal Bond Fund the definition of “Moody’s Hedging Transaction” shall be modified to include “Credit Default Swaps” subject to the following limitations:

     (1) The underlying securities subject to a Credit Default Swap sold by the Trust will be subject to the applicable Moody's Discount Factor for each security subject to the swap; and

     (2) If the Trust purchases a Credit Default Swap and holds the underlying security, the Market Value of the Credit Default Swap and the underlying security will be included as a Moody's Eligible Asset subject to the Moody's Discount Factor assessed based on the counterparty risk and the duration of the swap agreement;

     11.      The definition of “S&P Hedging Transaction” shall be modified to include “Credit Default Swaps” subject to the following limitations:

     (1) The underlying securities subject to a Credit Default Swap sold by the Trust will be subject to the applicable S&P Discount Factor for each security subject to the swap; and

     (2) If the Trust purchases a Credit Default Swap and holds the underlying security, the Market Value of the Credit Default Swap and the underlying security will be included as a S&P Eligible Asset subject to the S&P Discount Factor assessed based on the counterparty risk and the duration of the swap agreement;

     12.      The following shall replace the definition of “S&P Discount Factor” as defined in Paragraph 1(a):

     “S&P Discount Factor” means, for purposes of determining the Discounted Value of any S&P Eligible Asset, the percentage determined by reference to the rating on such asset and the shortest Exposure Period set forth opposite such rating that is the same length as or is longer than the S&P Exposure Period, in accordance with the tables set forth below:

			S&P Overcollateralization Levels for Municipal Bond

			AAA Desired Transaction Rating
			Collateral Rating

	Exposure Period	AAA	AA	A	BBB	BB	B	CCC	NR*

5 Business Days		1.407	1.437	1.467	1.497

10	Business Days	1.414	1.444	1.474	1.504

15	Business Days	1.420	1.450	1.480	1.510

20	Business Days	1.427	1.457	1.487	1.517

25	Business Days	1.434	1.464	1.494	1.524

30	Business Days	1.441	1.471	1.501	1.531

35	Business Days	1.448	1.478	1.508	1.538

40	Business Days	1.454	1.484	1.514	1.544

45	Business Days	1.461	1.491	1.521	1.551	1.751	1.951	2.151	2.200

	*Also includes non-rated Municipal Obligations.

				S&P Rating Category

	Exposure Period		AAA
			Zeros**

3 Business Days			1.220

7 Business Days			1.273

10	Business Days		1.303

25	Business Days		1.409

45	Business Days		1.508

** AAA Rated 30-Year General Obligations Zero Coupon Municipal Obligations.

     Notwithstanding the foregoing, (i) the S&P Discount Factor for short-term Municipal Obligations will be 115%, so long as such Municipal Obligations are rated A-1+ or SP-1+ by S&P and mature or have a demand feature exercisable in 30 days or less, or 120% so long as such Municipal Obligations are rated A-1 or SP-1 by S&P and mature or have a demand feature in 30 days or less, or 125% if such Municipal Obligations are not rated by S&P but are rated equivalent to A-1+ or SP- 1 + by another nationally recognized statistical rating organization; provided, however, that any such non-S&P rated short-term Municipal Obligations having a demand feature exercisable in 30 days or less must be backed by a letter of credit, liquidity facility or guarantee from a bank or other financial institution having a short-term rating of at least A-1+ from S&P; and further provided that such non-S&P short-term Municipal Obligations may comprise no more than 50% of short-term Municipal Obligations that qualify as S&P Eligible Assets; (ii) the S&P Discount Factor for Receivables for Municipal Obligations Sold that are due in more than five Business Days from such Valuation Date will be the S&P Discount Factor applicable to the Municipal Obligations sold; (iii) no S&P Discount Factor will be applied to cash or to Receivables for Municipal Obligations sold if such receivables are due within five Business Days of such Valuation Date; and (iv) except as set forth in clause (i) above and except for zero coupon municipal obligations, in the case of any Municipal Obligation that is not rated by S&P but qualifies as an S&P Eligible Asset pursuant to clause (iii) of that definition, such Municipal Obligation will be deemed to have an S&P rating one full rating category lower than the S&P rating category that is the equivalent of the rating category in which such Municipal Obligation is placed by a nationally recognized statistical rating organization. “Receivables for Municipal Obligations Sold,” for purposes of calculating S&P Eligible Assets as of any Valuation Date, means the book value of receivables for Municipal Obligations sold as of or prior to such Valuation Date. The Fund may adopt S&P Discount Factors for Municipal Obligations other than Municipal Obligations provided that S&P advises the Fund in writing that such action will not adversely affect its then current rating on the APS. For purposes of the foregoing, Anticipation Notes rated SP-1+ or, if not rated by S&P, equivalent to A-1+ or SP-1+ by another nationally recognized statistical rating organization, on a case by case basis, which do not mature or have a demand feature at par exercisable in 30 days and which do not have a long-term rating, shall be considered to be short-term Municipal Obligations.

     13.      The following shall replace Paragraph 8(b)(vii) for Eaton Vance Insured Municipal Bond Fund, Eaton Vance Insured California Municipal Bond Fund, and Eaton Vance Insured New York Municipal Bond Fund in their entirety:

     (vii) the Trust will not enter into an option or futures transaction unless, after giving effect thereto, the Trust would continue to have Moody’s Eligible Assets with an aggregate Discounted Value equal to or greater than the APS Basic Maintenance Amount.

     For purposes of determining whether the Trust has Moody’s Eligible Assets with an aggregate Discounted Value that equals or exceeds the APS Basic Maintenance Amount, the Discounted Value of Moody’s Eligible Assets which the Trust is obligated to deliver or receive pursuant to an outstanding futures contract or option shall be as follows (unless the Trust receives written confirmation to the contrary from Moody’s): (i) assets subject to call options written by the Trust which are either exchange-traded and “readily reversible” or which expire within 48 days after the date as of which such valuation is made shall be valued at the lesser of (a) Discounted Value and (b) the exercise price of the call option written by the Trust; (ii) assets subject to call options written by the Trust not meeting the requirements of clause (i) of this sentence shall have no value; (iii) assets subject to put options written by the Trust shall be valued at the lesser of (a) the exercise price and (b) the Discounted Value of such security; and (iv) futures contracts shall be valued at the lesser of (a) settlement price and (b) the Discounted Value of the subject security, provided that, if a contract matures within 48 days after the date as of which such valuation is made, where the Trust is the seller the contract may be valued at the settlement price and where the Trust is the buyer the contract may be valued at the Discounted Value of the subject securities.

     For purposes of determining whether the Trust has Moody’s Eligible Assets with an aggregate Discounted Value that equals or exceeds the APS Basic Maintenance Amount, the following amounts shall be added to the APS Basic Maintenance Amount required to be maintained by the Trust under paragraph 7 of these By-Laws (unless the Trust receives written confirmation to the contrary from Moody’s): (i) 10% of the exercise price of a written call option; (ii) the exercise price of any written put option; (iii) where the Trust is the seller under a futures contract, 10% of the settlement price of the futures contract; (iv) where the Trust is the purchaser under a futures contract, the settlement price of assets to be purchased under such futures contract; (v) the settlement price of the underlying futures contract if the Trust writes put options on a futures contract; and (vi) 105% of the Market Value of the underlying futures contracts if the Trust writes call options on futures contracts and does not own the underlying contract.

     14. The following shall replace the definition of “S&P Eligible Asset” as defined in Paragraph 1(a) for Eaton Vance Insured Municipal Bond Fund, Eaton Vance Insured Municipal Bond Fund II, and Eaton Vance Municipal Income Trust:

     “S&P Eligible Asset” means cash, short-term money market instruments, Receivables for Municipal Obligations Sold or a Municipal Obligation owned by the Trust that (i) is interest bearing and pays interest at least semi-annually; (ii) is payable with respect to principal and interest in United States Dollars; (iii) is publicly rated BBB or higher by S&P or, if not rated by S&P but rated equivalent or higher to A by another nationally recognized statistical rating organization; (iv) is not subject to a covered call or covered put option written by the Trust; and (v) except for Inverse Floaters, is part of an issue of Municipal Obligations with an original issue size of at least $10 million or, if of an issue with an original issue size below $10 million, the issue is rated AA or better by S&P or another nationally recognized statistical rating organization. Solely for purposes of this definition, the term “Municipal Obligation” means any obligation the interest on which is exempt from regular Federal income taxation and which is issued by any of the fifty United States, the District of Columbia or any of the territories of the United States, their subdivisions, counties, cities, towns, villages, school districts and agencies (including authorities and special districts created by the states), and federally sponsored agencies such as local housing authorities. Notwithstanding the foregoing:

     (1)      Municipal Obligations (excluding Escrowed Bonds) of any one issuer or guarantor (excluding bond insurers) will be considered S&P Eligible Assets only to the extent the Market Value of such Municipal Obligations does not exceed 10% of the aggregate Market Value of the S&P Eligible Assets, provided that (a) 2% is added to the applicable S&P Discount Factor for every 1% by which the Market Value of such Municipal Obligations exceeds 5% of the aggregate Market Value of the S&P Eligible Assets, or (b) 10% is added to the applicable S&P Discount Factor by which the Market Value of such Municipal Obligations exceeds 5% of the aggregate Market Value of the S&P Eligible Assets.

     (2)      Municipal Obligations not rated by S&P shall be considered S&P Eligible Assets only to the extent the Market Value of such Municipal Obligations does not exceed 50% of the aggregate Market Value of S&P Eligible Assets;

     (3)      Municipal Obligations issued by issuers in any one industry will be considered S&P Eligible Assets only to the extent the fair market value of such Municipal Obligations does not exceed 25% of the aggregate fair market value of S&P Eligible Assets;

     (4)      General Obligation Bonds of the Trust's named state may comprise up to 50% of the Trust's S&P Eligible Assets. “General Obligation Bonds” include bonds of issuers that are directly or indirectly guaranteed by the applicable state and utility issuers where the utility issuer is directly or indirectly supported by the applicable state;

     (5)      Escrowed Bonds may comprise 100% of the Trust's S&P Eligible Assets; and

     15.      For all other Trusts listed above other than those listed in item 14 above (State Specific Municipal Trusts), the following state specific limitations shall replace to the definition of “S&P Eligible Asset” in paragraph 1(a):

     “S&P Eligible Asset” means cash, short-term money market instruments, Receivables for Municipal Obligations Sold or a Municipal Obligation owned by the Trust that (i) is interest bearing and pays interest at least semi-annually; (ii) is payable with respect to principal and interest in United States Dollars; (iii) is publicly rated BBB or higher by S&P or, if not rated by S&P but rated equivalent or higher to A by another nationally recognized statistical rating organization; (iv) is not subject to a covered call or covered put option written by the Trust; and (v) except for Inverse Floaters, is part of an issue of Municipal Obligations with an original issue size of at least $10 million or, if of an issue with an original issue size below $10 million, the issue is rated AA or better by S&P or another nationally recognized statistical rating organization. Solely for purposes of this definition, the term “Municipal Obligation” means any obligation the interest on which is exempt from regular Federal income taxation and which is issued by any of the fifty United States, the District of Columbia or any of the territories of the United States, their subdivisions, counties, cities, towns, villages, school districts and agencies (including authorities and special districts created by the states), and federally sponsored agencies such as local housing authorities.

Notwithstanding the foregoing:

     (1) Municipal Obligations of any one issuer or guarantor (excluding bond insurers) will be considered S&P Eligible Assets only to the extent the Market Value of such Municipal Obligations does not exceed 10% of the aggregate Market Value of the S&P Eligible Assets, provided that 2% is added to the applicable S&P Discount Factor for every 1% by which the Market Value of such Municipal Obligations exceeds 5% of the aggregate Market Value of the S&P Eligible Assets; and

     (2) Municipal Obligations issued by issuers in any one state or territory will be considered S&P Eligible Assets only to the extent the (fair market value) of such Municipal Obligations does not exceed 20% of the aggregate (fair market value) of S&P Eligible Assets. (provided, however, that (a) the fair market value of the Municipal Obligations of each (1) electric, gas and combination issues (if the combination issue include an electric issued) (2) water and sewer utilities and combination issues (if the combination issue does not include an electric issue) and (3) irrigation, resource recovery, solid waste, and other utilities (provided the security is rated by S&P) comprise no more than 20% of the Trust’s S&P Eligible Assets; and

     (b) the fair market value of the Municipal Obligations of (1) streets and highways, toll roads, bridges and tunnels, airports and multi purpose port authorities (multiple revenue streams generated by toll roads, air ports, real estate, bridges) issues and (2) mass transit, parking, seaports and other transportation issues comprise no more than 40% of the Trust’s S&P Eligible Assets; provided that the fair market value of Municipal Obligations in subgroup (1) comprises no more than 20% of the Trust’s S&P Eligible Assets.

     General Obligation Bonds of the applicable state may comprise up to 50% of the Trust’s S&P Eligible Assets. “General Obligation Bonds” include bonds of issuers that are directly or indirectly guaranteed by the applicable state and utility issuers where the utility issuer is directly or indirectly supported by the applicable state; and

     Escrow bonds (defeased bonds) may comprise 100% of the Trust’s S&P Eligible Assets. Bonds that are legally defeased and secured by direct U.S. government obligations are not required to meet any minimum issuance size requirement. Bonds that are economically defeased or secured by other U.S. agency paper must meet the minimum issuance size requirement for the Trust described above. Bonds initially rated or re-rated as an escrow bond by another nationally recognized statistical rating organization are limited to 50% of the Trust’s S&P Eligible Assets; and carry one full rating lower than the equivalent S&P rating for purposes of determining the applicable discount factors. Bonds economically defeased and either initially rated or rerated by S&P or another nationally recognized statistical rating organization are assigned that same level as its debt issuer, and will remain in its original industry category.

     At least 80% of the Trust's total assets normally will be invested in Municipal Obligations issued by the applicable state or its political subdivisions, agencies, authorities and municipalities.

     16.      The following shall replace or add the definition of “S&P Volatility Factor” as defined in Paragraph 1(a):

     “S&P Volatility Factor” means 273% or such other potential dividend rate increase factor as S&P advises the Trust in writing is applicable.

     17. The following shall replace the definition of “APS Basic Maintenance Amount” as defined in Paragraph 1(a):

     “APS Basic Maintenance Amount,” as of any Valuation Date, means the dollar amount equal to (i) the sum of (A) the product of the number of shares of APS and Other APS Outstanding on such Valuation Date multiplied by the sum of (a) $25,000 and (b) any applicable redemption premium attributable to the designation of a Premium Call Period; (B) the aggregate amount of cash dividends (whether or not earned or declared) that will have accumulated for each share of APS and Other APS Outstanding, in each case, to (but not including) the end of the current Dividend Period for each series of APS that follows such Valuation Date in the event the then current Dividend Period will end within 37 calendar days of such Valuation Date or through the 37th day after such Valuation Date in the event the then current Dividend Period for each series of APS will not end within 37 calendar days of such Valuation Date; (C) in the event the then current Dividend Period will end within 37 calendar days of such Valuation Date, the aggregate amount of cash dividends that would accumulate at the Maximum Applicable Rate applicable to a Dividend Period of 28 or fewer days on any shares of APS and Other APS Outstanding from the end of such Dividend Period through the 37th day after such Valuation Date, multiplied by the larger of the Moody’s Volatility Factor and the S&P Volatility Factor, determined from time to time by Moody’s and S&P, respectively (except that if such Valuation Date occurs during a Non-Payment Period, the cash dividend for purposes of calculation would accumulate at the then current Non-Payment Period Rate); (D) the amount of anticipated expenses of the Trust for the 90 days subsequent to such Valuation Date (including any premiums payable with respect to a Portfolio Insurance policy); (E) the amount of the Trust’s Maximum Potential Additional Dividend Liability as of such Valuation Date; (F) the amount of any indebtedness or obligations of the Trust senior in right of payments to the APS; and (G) any current liabilities as of such Valuation Date to the extent not reflected in any of (i)(A) through (i)(E) (including, without limitation, and immediately upon determination, any amounts due and payable by the Trust pursuant to repurchase agreements and any amounts payable for Municipal Obligations purchased as of such Valuation Date) less (ii) either (A) the Discounted Value of any of the Trust’s assets, or (B) the face value of any of the Trust’s assets if such assets mature prior to or on the date of redemption of APS or payment of a liability and are either securities issued or guaranteed by the United States Government or Deposit Securities, in both cases irrevocably deposited by the Trust for the payment of the amount needed to redeem shares of APS subject to redemption or to satisfy any of (i)(B) through (i)(F).

     18.      The following definitions shall be added to Paragraph 1(a) and included in Paragraph 1(b) as definitions that may be amended by the Trustees without Shareholder vote:

     “Escrowed Bonds” shall mean Municipal Obligations that (i) have been determined to be legally defeased in accordance with S&P’s legal defeasance criteria, (ii) have been determined to be economically defeased in accordance with S&P’s economic defeasance criteria and assigned a rating of AAA by S&P, (iii) are not rated by S&P but have been determined to be legally defeased by Moody’s or (iv) have been determined to be economically defeased by Moody’s and assigned a rating no lower than the rating that is Moody’s equivalent of S&P’s AAA rating.

     “Inverse Floaters” shall mean trust certificates or other instruments evidencing interests in one or more Municipal Obligations that qualify as S&P Eligible Assets, the interest rates on which are adjusted at short term intervals on a basis that is inverse to the simultaneous readjustment of the interest rates on corresponding floating rate trust certificates or other instruments issued by the same issuer, provided that the ration of the aggregate dollar amount of floating rate instruments to inverse floating rate instruments issued by the same issuer does not exceed one to one at their time of original issuance unless the floating instruments have only one reset remaining until maturity.

     19.      For Eaton Vance Insured Municipal Bond Fund, Eaton Vance Insured Municipal Bond Fund II, and Eaton Vance Municipal Income Trust, the following shall replace Paragraph 7(c):

     (c) Within 10 Business Days after the date of delivery of an APS Basic Maintenance Report in accordance with paragraph 7(b) above relating to a Annual Valuation Date, the Independent Accountant

will confirm in writing to the Auction Agent, Moody’s and S&P (i) the mathematical accuracy of the calculations reflected in such Report (and in any other APS Basic Maintenance Report, randomly selected by the Independent Accountant, that was delivered by the Trust during the quarter ending on such Annual Valuation Date), (ii) that, in such Report (and in such randomly selected Report), the Trust correctly determined the assets of the Trust which constitute S&P Eligible Assets and Moody’s Eligible Assets at such Annual Valuation Date in accordance with these Amended By-Laws, (iii) that, in such Report (and in such randomly selected Report), the Trust determined whether the Trust had, at such Annual Valuation Date (and at the Valuation Date addressed in such randomly selected Report) in accordance with these Amended By-Laws, S&P Eligible Assets and Moody’s Eligible Assets of an aggregate Discounted Value at least equal to the APS Basic Maintenance Amount, (iv) with respect to the S&P ratings on Municipal Obligations, the issuer name, issue size and coupon rate listed in such Report, that the Independent Accountant has requested that S&P verify such information and the Independent Accountant shall provide a listing in its letter of any differences (in the event such information is not verified by S&P, the Independent Accountant will inquire of S&P what such information is, and provide a listing in its letter of any differences), (v) with respect to the Moody’s ratings on Municipal Obligations, the issuer name, issue size and coupon rate listed in such Report, that such information has been verified by Moody’s (in the event such information is not verified by Moody’s, the Independent Accountant will inquire of Moody’s what such information is, and provide a listing in its letter of any differences), (vi) with respect to the bid or mean price (or such alternative permissible factor used in calculating the Market Value) provided by the custodian of the Trust’s assets to the Trust for purposes of valuing securities in the Trust’s portfolio, the Independent Accountant has traced the price used in such Report to the bid or mean price listed in such Report as provided to the Trust and verified that such information agrees (in the event such information does not agree, the Independent Accountant will provide a listing in its letter of such differences) and (vii) with respect to such confirmation to Moody’s, that the Trust has satisfied the requirements of paragraph 8(b) of these Amended By-Laws (such confirmation is herein called the “Accountant’s Confirmation”).

     20.      For all Trusts other than Eaton Vance Insured Municipal Bond Fund, Eaton Vance Insured Municipal Bond Fund II, and Eaton Vance Municipal Income Trust, the following shall replace Paragraph 7(c):

     (c) Within 10 Business Days after the date of delivery of an APS Basic Maintenance Report in accordance with paragraph 7(b) above relating to a Annual Valuation Date, the Independent Accountant will confirm in writing to the Auction Agent and S&P (i) the mathematical accuracy of the calculations reflected in such Report (and in any other APS Basic Maintenance Report, randomly selected by the Independent Accountant, that was delivered by the Trust during the quarter ending on such Annual Valuation Date), (ii) that, in such Report (and in such randomly selected Report), the Trust correctly determined the assets of the Trust which constitute S&P Eligible Assets at such Annual Valuation Date in accordance with these Amended By-Laws, (iii) that, in such Report (and in such randomly selected Report), the Trust determined whether the Trust had, at such Annual Valuation Date (and at the Valuation Date addressed in such randomly selected Report) in accordance with these Amended By-Laws, S&P Eligible Assets of an aggregate Discounted Value at least equal to the APS Basic Maintenance Amount, (iv) with respect to the S&P ratings on Municipal Obligations, the issuer name, issue size and coupon rate listed in such Report, that the Independent Accountant has requested that S&P verify such information and the Independent Accountant shall provide a listing in its letter of any differences (in the event such information is not verified by S&P, the Independent Accountant will inquire of S&P what such information is, and provide a listing in its letter of any differences), and (v) with respect to the bid or mean price (or such alternative permissible factor used in calculating the Market Value) provided by the custodian of the Trust’s assets to the Trust for purposes of valuing securities in the Trust’s portfolio, the Independent Accountant has traced the price used in such Report to the bid or mean price listed in such Report as provided to the Trust and verified that such information agrees (in the event such information does not agree, the Independent Accountant will provide a listing in its letter of such differences (such confirmation is herein called the “Accountant’s Confirmation”).